UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2022

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

000-01665
(Commission File Number)

Delaware	36-2476480
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

15 Joys Lane
Kingston, New York 12401
(Address of principal executive offices, including zip code)

(845) 802-7900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KINS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On June 27, 2022, Kingstone Companies, Inc. (the “Company”) and Barry B. Goldstein, the Company’s President, Chief Executive Officer and Executive Chairman of the Board, entered into a Third Amended and Restated Employment Agreement (the “Amended Goldstein Employment Agreement”).  The Amended Goldstein Employment Agreement is effective as of January 1, 2023 and expires on December 31, 2024.  The Amended Goldstein Employment Agreement extends the expiration date of the employment agreement currently in effect for Mr. Goldstein from December 31, 2022 to December 31, 2024.
Pursuant to the Amended Goldstein Employment Agreement, Mr. Goldstein is entitled to receive an annual base salary of $500,000 (equal to what he is receiving pursuant to his existing employment agreement) and an annual bonus equal to 3% of the Company’s consolidated income from operations before taxes, exclusive of the Company’s consolidated net investment income (loss), net unrealized gains (losses) on equity securities and net realized gains (losses) on investments (“Income from Operations”), up to a maximum of 1.25 times his base annual salary.  This is in contrast with a bonus equal to 6% of Income from Operations (up to a maximum of 2.5 times his base annual salary) provided for in his existing employment agreement.  Mr. Goldstein has agreed to forego any long-term compensation that may be payable to him pursuant to his existing employment agreement and advised the Company that he did not seek to receive any long-term compensation pursuant to the Amended Goldstein Employment Agreement.  Pursuant to the Amended Goldstein Employment Agreement, in the event that Mr. Goldstein’s employment is terminated by the Company without cause or he resigns for good reason (each as defined in the Amended Goldstein Employment Agreement), Mr. Goldstein would be entitled to receive his base salary and the 3% bonus for the remainder of the term.  Mr. Goldstein would be entitled, under certain circumstances, to a payment equal to 1.5 times his then annual salary and his accrued 3% bonus in the event of the termination of his employment following a change of control of the Company.  Under his existing employment agreement, he would be entitled, under certain circumstances, to a payment equal to 3.82 times his then annual salary and his accrued 6% bonus in the event of the termination of his employment following a change of control of the Company.
Concurrently with the execution of the Amended Goldstein Employment Agreement, the Company and Mr. Goldstein entered into an agreement pursuant to which the vesting date for an aggregate of 211,391 shares of restricted stock previously granted to Mr. Goldstein pursuant to the Company’s Amended and Restated 2014 Equity Participation Plan (the “Equity Participation Plan”) was extended from December 31, 2022 (the expiration date of his existing employment agreement) to December 29, 2023 (to the extent of 50%) and December 30, 2024 (the expiration date of the Amended Goldstein Employment Agreement) (to the extent of 50%), subject to acceleration under certain circumstances.
On June 27, 2022, the Company and Meryl S. Golden, the Company’s Chief Operating Officer, entered into a Second Amended and Restated Employment Agreement (the “Amended Golden Employment Agreement”). The Amended Golden Employment Agreement is effective as of January 1, 2023 and expires on December 31, 2024.  The Amended Golden Employment Agreement extends the expiration date of the employment agreement currently in effect for Ms. Golden from December 31, 2022 to December 31, 2024.  Pursuant to the Amended Golden Employment Agreement, Ms. Golden is entitled to receive an annual base salary of $500,000 (equal to what she is receiving pursuant to her existing employment agreement) and an annual bonus equal to 3% of the Company’s Income from Operations, up to a maximum of 1.25 times her base annual salary.  Pursuant to the Amended Golden Employment Agreement, in the event that Ms. Golden’s employment is terminated by the Company without cause or she resigns for good reason (each as defined in the Amended Golden Employment Agreement), Ms. Golden would be entitled to receive her base salary and the 3% bonus for the remainder of the term.  Ms. Golden would be entitled, under certain circumstances, to a payment equal to 1.5 times her then annual salary and her accrued 3% bonus in the event of the termination of her employment following a change of control of the Company.  Pursuant to the Amended Golden Employment Agreement, Ms. Golden will be entitled to receive under certain circumstances a grant, under the terms of the Equity Participation Plan, during each of 2023 and 2024, of a number of shares of restricted stock determined by dividing $136,500 by the fair market value of the Company’s common stock on the date of grant.  The 2023 grant will become vested with respect to one-half of the award on the first anniversary of the grant date and one-half on December 31, 2024.  The 2024 grant will become vested on December 31, 2024.  The above grant was provided for in Mr. Goldstein’s existing employment agreement but is not provided for in the Amended Goldstein Employment Agreement.  In the event that the Company is precluded from making a grant to Ms. Golden in either 2023 or 2024, she would instead be entitled to a cash bonus of $136,500 for such year.
On June 23, 2022, the Company’s Board of Directors adopted certain amendments to the Equity Participation Plan (the “Amended Equity Participation Plan”) relating to, among other things, the acceleration of vesting of restricted stock grants in the event of a change in control of the Company.
The foregoing descriptions of the Amended Goldstein Employment Agreement, the Amended Golden Employment Agreement and the Amended Equity Participation Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Goldstein Employment Agreement, the Amended Golden Employment Agreement and the Amended Equity Participation Plan filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.
Item 9.01.  Financial Statements and Exhibits.
(d)	Exhibits:
	10.1	Third Amended and Restated Employment Agreement, dated as of June 27, 2022, by and between Kingstone Companies, Inc. and Barry B. Goldstein
	10.2	Second Amended and Restated Employment Agreement, dated as of June 27, 2022, by and between Kingstone Companies, Inc. and Meryl S. Golden
	10.3	Amended and Restated 2014 Equity Participation Plan of Kingstone Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: June 28, 2022	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
Chief Executive Officer